SIXTH SUPPLEMENTAL INDENTURE

                          Dated as of October 22, 2004

                                      among

                             AMERICAN SKIING COMPANY

                                       and

                              THE BANK OF NEW YORK,
                                 as successor to

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee,

                                       and

                           the Guarantors named herein


                 ----------------------------------------------

                              Series A and Series B
                          12% Senior Subordinated Notes
                                    Due 2006

                          SIXTH SUPPLEMENTAL INDENTURE

                  SIXTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 22, 2004, among American Skiing Company, a Delaware corporation (the "Company"), the Guarantors listed on the signature pages hereof under the heading Guarantors (the "Guarantors") and The Bank of New York, as successor to United States Trust Company of New York, as trustee under the Indenture referred to below (the "Trustee").

                  WHEREAS, pursuant to the Indenture, dated as of June 28, 1996, among ASC East, Inc. ("ASC East"), the Guarantors named therein (the "Original Guarantors"), and the Trustee (the "Original Indenture"), the Company duly issued its 12% Senior Subordinated Notes Due 2006 (the "Notes") in the aggregate principal amount of $120 million;

                  WHEREAS, the Original Indenture was amended by (i) the First Supplemental Indenture, dated as of November 12, 1997, among the Guaranteeing Subsidiary (as defined therein), ASC East, the Original Guarantors and the Trustee, (ii) the Second Supplemental Indenture, dated as of September 4, 1998, among ASC East, the Guarantors named therein and the Trustee, (iii) the Third Supplemental Indenture, dated as of August 6, 1999 among ASC East, the Guarantors named therein and the Trustee, (iv) the Fourth Supplemental Indenture, dated as of October 6, 1999, among the Company, the Guarantors named therein and the Trustee and (v) the Fifth Supplemental Indenture, dated as of April 19, 2002, among the Company, the Guarantors named therein and the Trustee (the Original Indenture, as so amended, the "Indenture");

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, are authorized to amend or supplement the Indenture as set forth in this Supplemental Indenture; and

                  WHEREAS, the Company distributed an Offer to Purchase and Consent Solicitation Statement dated as of October 12, 2004 (the "Offer to Purchase") in order to, among other things, make an offer to purchase (the "Tender Offer") all outstanding Notes upon terms and conditions described in the Offer to Purchase and to solicit consents from the Holders to amendments to the Indenture;

                  WHEREAS, the Company, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.
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                                                                               2


                  NOW THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of the Holders of the Notes, as follows:

          1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

          2. (a) This Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors and the Trustee. The amendments set forth herein will only become operative when validly tendered Notes representing a majority of the outstanding Notes are accepted for purchase pursuant to the Tender Offer. If, after the date hereof, the Tender Offer is terminated or withdrawn, all payments in respect of the Notes accepted for payment pursuant to the Tender Offer are not made on the applicable Payment Date (as defined in the Offer to Purchase) in accordance with Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended, or the Tender Offer is not consummated on or prior to January 10, 2005 (the 90th day after the launch date of the Tender Offer), the amendments set forth herein shall have no effect and the Indenture shall be deemed to be amended so that it reads the same as it did immediately prior to the date hereof.

               (b) The Company will provide an Officers' Certificate to the Trustee as evidence of the occurrence of any of the events enumerated in Section 2(a).

          3.   The Indenture is hereby amended as follows:

               (a)  Section 1.01 is hereby amended as follows:

                    (i) The definitions of "Acquired Debt," "Asset Sale," "Cash Equivalents," "Change of Control," "Consolidated Cash Flow," "Consolidated Net Income," "Consolidated Net Worth," "Continuing Directors," "Demand Note," "DOJ Divestiture," "Existing Indebtedness," "Fixed Charge Coverage Ratio," "Fixed Charges," "Independent Director," "Investments," "Leverage Ratio," "Net Income," "Net Proceeds," "Non-Recourse Debt," "Non-Recourse Real Estate Debt," "Permitted Holders," "Permitted Investments," "Permitted Liens," "Permitted Real Estate Projects," "Permitted Refinancing Debt, " "Restricted Investment," "Subordinated Note Indenture," "Subordinated Notes," "Subordinated Note Subsidiary Guarantees" and "Weighted Average Life to Maturity" are hereby deleted in their entirety.

                    (ii) The  definition  of  "Disqualified   Stock"  is  hereby
                         amended by deleting the phrase "if those provisions are not more favorable to the holders of such capital stock than the provisions contained in Sections 3.09, 4.10 and 4.15 are to the Holders".

                    (iii)The definition of  "Unrestricted  Subsidiary" is hereby amended by deleting the following phrases: "other than Non-Recourse Debt," "and was permitted by Section 4.07 hereof", "(and, if such Indebtedness is not permitted to be incurred as of such date under by Section 4.09 hereof, the Company shall be in default of such covenant)", and "(i) such Indebtedness is permitted by
                         Section 4.09 hereof and (ii)".
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                                                                               3


               (b) Section 1.02 is hereby amended by deleting the following terms in their entirety: "Affiliate Transaction," "Asset Sale Offer," "Change of Control Offer," "Change of Control Payment," "Change of Control Payment Date," "Excess Proceeds," "incur," "Offer Amount," "Offer Period," "Purchase Date," and "Restricted Payments".

               (c) Section 2.06(i)(ii) is hereby amended by deleting the phrase "4.10, 4.15" and deleting the comma before such phrase.

               (d) Section 3.03 is hereby amended by deleting the phrase "Subject to the provisions of Section 3.09 hereof," and capitalizing the letter "a" in the word "at" immediately subsequent to such phrase.

               (e) Section 3.08 is hereby amended by deleting the phrase "Except as set forth under Sections 4.10 and 4.15 hereof, the" and replacing such phrase with the word "The".

               (f) The text of Section 3.09 of the Indenture is hereby deleted in its entirety and this Section shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted in place of the deleted text.

               (g) Section 4.03 is hereby amended in its entirety to read as follows:

               "The Company shall comply with TIA ss. 314(a)(1) through (3), to the extent applicable."

               (h) The text of Section 4.04(a) is hereby amended in its entirety to read as follows:

               "The Company shall comply with TIA ss. 314(a)(4), to the extent applicable."

               (i) The text of Sections 4.04(b) is hereby deleted in its entirety and this Section shall be of no further force and effect and the words "[INTENTIONALLY DELETED]" shall be inserted in place of the deleted text.

               (j)  The text of Sections 4.05,  4.07,  4.08,  4.09,  4.10, 4.11,
                    4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 of the Indenture
                    is hereby  deleted in its entirety and these  Sections shall
                    be  of  no   further   force  and   effect   and  the  words
                    "[INTENTIONALLY DELETED]" shall be inserted, in each case, in place of the deleted text.
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                                                                               4


               (k) Section 5.01 is hereby amended by replacing the semi-colon before clause (iii) with the word "and", replacing the semicolon and the word "and" after clause (iii) with a period and deleting clause (iv) in its entirety.

               (l) Section 6.01 is hereby amended by deleting the text of clauses (3), (4), (5) and (6) and by replacing such text with the words "[INTENTIONALLY DELETED]" and by deleting the third paragraph of such Section.

               (m)  Section  6.02 of the  Indenture  is amended by deleting  the
                    provisions   contained   therein  in  their   entirety   and
                    substituting the following therefor:

               "If an Event of Default (other than an Event of Default specified in clauses (1), (2), (8) and (9) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal amount of any accrued interest on and any Liquidated Damages due in respect of all the Notes to be due and payable immediately. If an Event of Default specified in clauses (1) or (2) of Section 6.01 occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal amount of, any accrued interest on and any Liquidated Damages due in respect of all the Notes to be due and payable immediately. Upon any such declaration the principal, interest and Liquidated Damages shall be due and payable immediately (together with the premium referred to in Section 6.01, if applicable). If any Event of Default specified in clause (8) or (9) of Section 6.01 relating to the Company, any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived."

               (n) Section 8.03 is hereby amended by deleting the phrase ", 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17,
                    4.18", and by deleting the phrase "Sections 6.01(4) through 6.01(7) shall not constitute Events of Default" and replacing it with the phrase "Section 6.01(7) shall not constitute an Event of Default."

               (o) Section 9.01 is hereby amended by deleting the text of clause (d) and by replacing such text with the words "[INTENTIONALLY DELETED]".
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                                                                               5


               (p) Section 9.02 is hereby amended by deleting the phrase "(including, Sections 3.09, 4.10 and 4.15 hereof)" in the first paragraph and by deleting the phrase "(except as provided above with respect to Sections 4.10 and 4.15 hereof)" in clauses (b) and (g) of the fourth paragraph.

               (q) Section 11.03(b) is hereby amended by replacing the semicolon before clause (ii) with the word "and", deleting the phrase "(iii) such Guarantor, or any other Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transactions) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section
                    4.09  hereof;"  and  deleting  from  the last  paragraph  of
                    Section 11.03(b) the phrase "provided that such sale would be permitted under Section 4.10 hereof and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of Section 4.10 hereof" and the semicolon before such phrase.

               (r) Section 11.04 is hereby amended by deleting from the first sentence the phrase "provided that in the event of an Asset Sale, such Asset Sale would be permitted under Section 4.10 hereof and the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
                    Section 4.10 hereof", deleting the semicolon before such phrase and by deleting from the second sentence the phrase "including without limitation Section 4.10 hereof,".

          4. The Company agrees that the Trustee is permitted to place a notation about this Supplemental Indenture on the Notes in accordance with the provisions of Section 9.05 of the Indenture.

          5. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

          6. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

          7. The recitals contained in this Supplemental Indenture shall be taken as the statements made solely by the Company and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise,
               (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

          8. Each Note Certificate evidencing Global Notes and Certificated Notes (and all notes issued in exchange therefor or substitution thereof) issued after the date that the amendments of the Indenture set forth herein become operative shall bear a legend substantially in the following form: "Pursuant to the Sixth Supplemental Indenture, dated October 22, 2004, certain of the provision of the Indenture were amended including the deletion, among other things, of the provisions relating to mandatory redemption and repurchase at the option of the holder and this
               Note is deemed amended consistent therewith."

               In the event that the amendments cease to be operative, Global Notes issued after the date of receipt of the Trustee of an Officers' Certificate to such effect shall be deemed to correspond to the Indenture so that it reads the same as it did immediately prior to the date hereof and Certificated Notes issued after the date of receipt of the Trustee of an Officers' Certificate to such effect shall cease to bear such a legend.

          9. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          10. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  [Remainder of page intentionally left blank]




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                                                                               7



                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


                             AMERICAN SKIING COMPANY

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             Guarantors

                             AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             THE CANYONS RESORT PROPERTIES, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             WHISPER RIDGE, INC.(f/k/a ATTITASH RESORT
                                PROPERTIES,  INC.)

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel

                             SUNDAY RIVER SKIWAY CORPORATION

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             SUNDAY RIVER, LTD.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             PERFECT TURN, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             LBO HOLDINGS, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             GRAND SUMMIT RESORT PROPERTIES, INC.
                              (f/k/a LBO HOTEL CO.)

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel

                             S-K-I LIMITED

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             KILLINGTON LTD.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             MOUNT SNOW LTD.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             SUGARLOAF MOUNTAIN CORPORATION

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             KILLINGTON RESTAURANTS, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel

                             DOVER RESTAURANTS, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             MOUNTAINSIDE

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             PICO SKI AREA MANAGEMENT COMPANY

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             BLUNDER BAY DEVELOPMENT CO.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             ASC LEASING, INC.

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel

                             ASC UTAH

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel



                             STEAMBOAT SKI & RESORT CORPORATION

                             By:_/s/ Foster A Stewart, Jr_
                                Name: Foster A Stewart, Jr
                                Title: Senior Vice President and
                                       General Counsel

                             THE BANK OF NEW YORK, as Trustee



                             By: /s/ Kisha A. Holder
                                Name: Kisha A. Holder
                                Title: Assistant Vice President